Exhibit 10.10

SENIOR NOTE

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) AS DEFINED BY SECTION 1273(a)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. PURSUANT TO THE INFORMATION REPORTING REQUIREMENTS SET FORTH IN TREASURY REGULATION 1.1275-3, UPON WRITTEN REQUEST TO THE ISSUER C/O WELSH, CARSON, ANDERSON & STOWE, 320 PARK AVENUE, SUITE 2500, NEW YORK, NY, 10022, INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY WILL BE MADE AVAILABLE.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID LAWS.

PAYCOM PAYROLL HOLDINGS, LLC

10% Senior Note

Due April 3, 2022

$18,807,160.60	April 3, 2012

Paycom Payroll Holdings, LLC, a Delaware limited liability company (the “Issuer”), for value received, hereby promises to pay to WCAS Capital Partners IV, L.P., a Delaware limited partnership, or its registered assigns (collectively, the “Holder”), the principal sum of Eighteen Million Eight Hundred and Seven Thousand One Hundred and Sixty Dollars and Sixty Cents ($18,807,160.60) with interest thereon on the terms and conditions set forth in the hereinafter defined Securities Purchase and Contribution Agreement.

Notwithstanding any provision to the contrary in this Note or the Securities Purchase and Contribution Agreement, the Issuer shall not be required to pay, and the Holder shall not be permitted to contract for, take, reserve, charge or receive, any compensation, which constitutes interest under applicable law in excess of the maximum amount of interest permitted by law.

This Note is issued pursuant to that certain Securities Purchase and Contribution Agreement, dated as of April 3, 2012 (as amended, restated or otherwise modified from time to time, the “Securities Purchase and Contribution Agreement”), by and among the Issuer, the Holder and the Unit Purchaser from time to time party thereto, and Holder is entitled to the benefits thereof. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Securities Purchase and Contribution Agreement. Each Holder of this Note will be deemed, by its acceptance hereof, to have agreed to the provisions and to have made the representations and warranties set forth in Article V of the Securities Purchase and Contribution Agreement.

This Note is transferable only pursuant to the terms of the Securities Purchase and Contribution Agreement and by surrender hereof at the principal office of the Issuer, duly endorsed, accompanied by a written instrument of transfer duly executed by the registered Holder of this Note as shown in the Register of the Issuer or as otherwise permitted under the Securities Purchase and Contribution Agreement.

This Note is also subject to mandatory and optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Securities Purchase and Contribution Agreement, but not otherwise.

Except as provided in Section 3.01(b) of the Securities Purchase and Contribution Agreement, all payments of amounts due under this Note shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.

If an Event of Default occurs and is continuing, the unpaid principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable premium) and with the effect provided in the Securities Purchase and Contribution Agreement.

This Note and the rights and obligations of the parties hereto shall be deemed to be contracts under the laws of the State of New York and for all purposes shall be governed by, and construed and enforced in accordance with, the laws of said State.

[Signature page follows.]

IN WITNESS WHEREOF, this Note is executed and delivered as of the date first set forth above.

PAYCOM PAYROLL HOLDINGS, LLC

By:	/s/ Chad Richison

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